                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               MBT FINANCIAL CORP.
             (Exact Name of Registrant as specified in its Charter)

MICHIGAN                                                 38-3516922
(State of Incorporation)                      (IRS Employer Identification No.)

                              102 EAST FRONT STREET
                             MONROE, MICHIGAN 48161
          (Address of principal executive offices, including zip code)

            MBT FINANCIAL CORP. LONG-TERM INCENTIVE COMPENSATION PLAN
                            (Full Title of the Plan)

                              MR. RONALD D. LABEAU
                              PRESIDENT
                              MBT FINANCIAL CORP.
                              102 EAST FRONT STREET
                              MONROE, MICHIGAN 48161
                              (734) 241-3431
           (Name, address and telephone number of agent for service)

                                   COPIES TO:
                              EDWIN L. HERBERT, ESQ.
                              WERNER & BLANK CO., L.P.A.
                              7205 WEST CENTRAL AVENUE
                              TOLEDO, OHIO 43617
                              (419) 841-8051

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

                                                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed Maximum       Proposed Maximum           Amount of
           Title of Securities                 Amount to be           Offering Price       Aggregate Offering         Registration
            to be Registered                   Registered(1)           per Share(2)             Price(2)                  Fee
-----------------------------------------------------------------------------------------------------------------------------------

Common Shares, no par value                      1,000,000              $ 18.125              $ 15,484,109              $ 3,872


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of common shares, no par value ("Common Shares"), of MBT Financial Corp. (the "Company" or "Registrant") registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding
Common Shares.

(2) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) under the Securities Act of 1933
("Securities Act"), based upon (a) the prices at which options awarded under the MBT Financial Corp. Long-Term Incentive Compensation Plan (the "Plan") may be exercised and (b) as to Common Shares available under the Plan but not covered by outstanding options, the average of the high and low prices of the Common
Shares as reported on the Over-the-Counter Electronic Bulletin Board on August
15, 2001. Options covering 126,600 Common Shares at an exercise price of $18.125 per share have been awarded under the Plan. Options covering 13,834 Common
Shares at an exercise price of $13.94 per share have been awarded under the Plan. There are Common Shares that remain available for awards under the Plan.


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                                     PART II



ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended
December 31, 2000.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended
March 31, 2001.

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended
June 30, 2001.

         (d) The description of the Common Shares of the Company contained in the Company's Current Report on Form 8-K filed on August 16, 2001.

         (e) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

ITEM 4.    DESCRIPTION OF SECURITIES

           Not applicable.

ITEM 5.    INTEREST OF NAMED EXPERTS AND COUNSEL

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Company's Restated Articles of Incorporation require that its directors and officers be indemnified to the fullest extent permitted by the Michigan Business Corporation Act in their service as directors and officers of the Company or, when serving at the request of the Company as directors, officers, employees, partners or agents of another entity.

       The Michigan Business Corporation Act provides that the Company has the power to indemnify its directors and officers against expenses, including attorneys fees, judgments, fines and settlement payments where the director or officer is a party or is threatened to be made a party to any threatened, pending, or completed suit or proceeding, other than an action by or in the right of the Company, by reason of the fact that the person was serving as a director or officer of the Company or, at the request of the Company, as a director, officer, partner, employee or agent of another entity. As to actions brought by or in the right of the Company, the Company has the power to indemnify its directors and officers under the Michigan Business Corporation Act against expenses incurred by them as a party to the action brought by or in the name of the





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Company by reason of the fact that the person was serving as a director or officer of the Company or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another entity, including settlement payments. However, no indemnification may be made under the Michigan Business Corporation Act of a director or officer of the Company in an action brought by or in the name of the Company where the person has been found liable to the Company except to the extent that a court of competent jurisdiction determines that the director or officer is fairly and reasonably entitled to the indemnification in light of all the relevant circumstances.

The Company's Restated Articles of Incorporation also provide that its directors will not be personally liable to the Company or to its shareholders for money damages for breaches of fiduciary duty, except to the extent that this limitation of liability contravenes the Michigan Business Corporation Act. This provision of the Company's Articles of Incorporation has the effect of limiting the personal liability of the directors of the Company in their capacity as directors but not in their capacity as officers. This provision of the Company's
Articles of Incorporation does not eliminate or limit the liability of a director for (1) a financial benefit to which he or she is not entitled, (2) intentional infliction of harm on the Company or its shareholders, (3) the payment of an illegal dividend, approval of an illegal distribution, the making of a loan to a director, officer or employee of the Company or a subsidiary that violates the Michigan Business Corporation Act, where the director's conduct does not meet the standards imposed by the Michigan Business Corporation Act, or
(4) an intentional criminal act.

         The Company also carries directors' and officers' liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.

ITEM 8.    EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

         Number       Exhibit

             4*       Restated Articles of Incorporation of MBT Financial Corp.

             5 Opinion of Werner & Blank Co., L.P.A. as to validity of the securities

            23.1      Consent of Werner & Blank Co., L.P.A.
                      (contained in the opinion included as Exhibit 5)

            23.2      Consent of Arthur Andersen LLP

            24        Power of Attorney

* Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.



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ITEM 9.    UNDERTAKINGS

     (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                      Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      Provided, however, that paragraphs (a)(l)(i) and
                      (a)(l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
           Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Michigan, on August 16, 2001.

                                    By:      /s/ Ronald D. LaBeau
                                             --------------------
                                             Ronald D. LaBeau
                                             President
                                             (Duly Authorized Representative)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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           SIGNATURE                              TITLE                           DATE
           ---------                              -----                           ----

         /s/ Ronald D. LaBeau             President and Director
         --------------------         (Principal Executive Officer)           August 16, 2001
           Ronald D. LaBeau

        /s/ Eugene D. Greutman                   Treasurer
        ----------------------       (Principal Financial Officer and         August 16, 2001
           Eugene D. Greutman          Principal Accounting Officer)






Directors*
Connie S. Cape
Ronald J. Gruber
Thomas M. Huner
Gerald L. Kiser
Rocque E. Lipford
William D. McIntyre, Jr.
Michael J. Miller
Richard A. Sieb
Philip P. Swy

* for each of the above directors pursuant to power of attorney filed with this Registration Statement.

By:  /s/ Ronald D. LaBeau                             August 16, 2001
     ----------------------------------
     (pursuant to power of attorney)





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                                  EXHIBIT INDEX




         4*        Restated Articles of Incorporation of Registrant

         5 Opinion of Werner & Blank Co., L.P.A. as to validity of securities registered

        23.1 Consent of Werner & Blank Co., L.P.A., regarding opinion (contained in Exhibit 5)

        23.2 Consent of Arthur Andersen LLP, independent auditors for the Registrant

        24         Power of Attorney


* Incorporated by reference to the Registrant's Annual Report on Form 10-K, for the year ended December 31, 2001.